Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AstraZeneca PLC

We consent to the incorporation by reference in the registration statements (No. 33-83774, 333-145848 and No. 333-114165) on Form F-3 and the registration statements (No. 333-09060, No. 333-09062, No. 33-65362, No. 33-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328, No. 333-13918, No. 333-124689 and No. 333-152767) on Form S-8 of AstraZeneca PLC of our reports dated January 28, 2010 with respect to the consolidated statement of financial position of AstraZeneca PLC and subsidiaries as of December 31, 2009, 2008 and 2007 and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the 2009 Annual Report on Form 20-F of AstraZeneca PLC.

KPMG Audit Plc, London, England
March 25, 2010